UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2010

Colfax Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8730 Stony Point Parkway, Suite 150
Richmond, VA 23235
(Address of Principal Executive Offices) (Zip Code)

(804) 560-4070
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 11, 2010, Colfax Corporation (the “Company”) issued a press release regarding 2009 financial guidance. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated in this Item by reference. The Company has scheduled a conference call for 9:00 a.m. EST on January 11, 2010 to discuss the items described in this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company has appointed Clay H. Kiefaber as the Company’s President and Chief Executive Officer, effective January 9, 2010. Mr. Kiefaber succeeds John A. Young, who resigned as President and Chief Executive Officer and as a director of the Company, effective January 9, 2010. Mr. Kiefaber will remain a director of the Company.

The full text of the Company’s press release issued on January 11, 2010 is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Biographical Information Regarding Mr. Kiefaber

Mr. Kiefaber, age 54, has served as a director of the Company since May 13, 2008. He served as Group President of Masco Corporation from 2006 to 2007, during which time he was responsible for a $2.8 billion group of business units. Prior to serving as Group President, Mr. Kiefaber was Group Vice President of Masco Builder Cabinet Group and President of Merillat Industries, each a subsidiary of Masco Corporation. Mr. Kiefaber joined Merillat Industries in 1989.

Employment Arrangements with Mr. Kiefaber

On January 9, 2010, the Company and Mr. Kiefaber entered into an employment agreement (the “Employment Agreement”). The following summary of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Under the Employment Agreement, Mr. Kiefaber’s employment with the Company may be terminated for any reason by either party upon 60 days notice. The Company may accelerate the termination date under the Employment Agreement so long as payment is made to Mr. Kiefaber of the base salary amount that would have been owed for the full notice period. The base salary of Mr. Kiefaber is set under the Employment Agreement at $525,000 and his base salary may not be reduced below the amount previously in effect without his written agreement. In addition, Mr. Kiefaber is entitled to participate in our annual cash incentive program in a target amount equal to 75% of his base salary then in effect. Mr. Kiefaber also received a $50,000 signing bonus.

The Employment Agreement also contains non-competition, non-solicitation and non-disparagement restrictions during the term of the Employment Agreement and for certain specified periods thereafter.

Further, in connection with Mr. Kiefaber’s appointment, the Board approved a grant to him of 102,124 stock options and 40,850 performance restricted stock units, effective on January 11, 2010 (the “Grant Date”) pursuant to the terms of the Company’s 2008 Omnibus Incentive Plan. The stock options vest in three equal annual installments beginning with the first anniversary of the Grant Date (subject to Mr. Kiefaber’s continued employment with the Company on each such anniversary) and will have a per share exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the Grant Date. The performance restricted stock units will be earned if the Company has cumulative adjusted earnings per share equal to at least 110% of the adjusted earnings per share for the 2009 fiscal year for any four consecutive fiscal quarters beginning with the first fiscal quarter of 2010 and ending with the last fiscal quarter of 2013, and, if earned, will vest in two equal installments upon the fourth and fifth anniversaries of the Grant Date, subject to Mr. Kiefaber’s continued employment with the Company on each such anniversary.

The Employment Agreement also provides for Mr. Kiefaber to receive health insurance and other benefits, including a relocation package, commensurate with the benefits we provide our senior executives.

Separation Agreement with Mr. Young

In connection with Mr. Young’s resignation, the Company and Mr. Young entered into a Separation Agreement and General Release (the “Separation Agreement”) on January 9, 2010, which modifies the terms of the Executive Employment Agreement between Mr. Young and the Company dated April 29, 2008, as amended effective as of January 1, 2010 (the “Executive Employment Agreement”). The following summary of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.2.

The Separation Agreement provides that Mr. Young will be entitled to receive cash payments of (i) $1,265,842 within 10 days of the date of his separation and (ii) $300,000 following certain events but in no event later than March 15, 2011. In addition, on January 9, 2010, vesting will accelerate in full for (i) 25,000 performance-based restricted stock units held by Mr. Young for which the performance measures associated with such awards have been certified as met by the Compensation Committee of the Board on August 25, 2009 but remained subject to an additional service based vesting period, (ii) 20,833 stock options granted to Mr. Young on May 7, 2008 that would have otherwise vested on May 7, 2010, (iii) 50,403 stock options granted to Mr. Young on March 13, 2009 that would have otherwise vested on March 13, 2010, and (iv) 50,403 stock options granted to Mr. Young on March 13, 2009 that would have otherwise vested on March 13, 2011. The term for exercise of these accelerated stock options, as well as 20,834 vested stock options granted in 2008, have been amended so that they will remain exercisable until March 31, 2012. In addition, 49,933 shares of Colfax common stock granted to Mr. Young on May 7, 2008 that remain subject to delayed delivery will be delivered in full to Mr. Young.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated January 9, 2010, between Clay Kiefaber and Colfax Corporation

10.2	Separation Agreement, dated January 9, 2010, between John A. Young and Colfax Corporation

99.1	Colfax Corporation press release dated January 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colfax Corporation

Date: January 11, 2010	By:	/s/ Thomas M. O’Brien
	Name:	Thomas M. O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Employment Agreement, dated January 9, 2010, between Clay Kiefaber and Colfax Corporation

10.2	Separation Agreement, dated January 9, 2010, between John A. Young and Colfax Corporation

99.1	Colfax Corporation press release dated January 11, 2010